Exhibit 10.7
AGREEMENT
ON
NONSOLICITATION, CONFIDENTIALITY,
NONCOMPETITION AND INTELLECTUAL PROPERTY
     This Agreement on Nonsolicitation, Confidentiality, Noncompetition and Intellectual Property (this “Agreement”), dated July 6, 2006 is between RadioShack Corporation, a Delaware corporation (“RadioShack”), and Julian C. Day (the “Executive”) (collectively the “Parties”).
RECITALS
     A. Executive desires to be employed or to continue to be employed by RadioShack as an officer of the Company and/or one of its subsidiaries (collectively “Company”). In this role, Executive will be a manager and executive for Company, will have access to Confidential Information, or both.
     B. The Company and Executive have entered into an Employment Agreement dated July 6, 2006 (“Employment Agreement”);
     C. Entry into this Agreement is a condition of such employment or continued employment.
     NOW THEREFORE, in consideration of Executive’s employment or continued employment with Company the Parties agree as follows:
     1. Covenants Not to Solicit or Interfere.
          (a) During the term of Executive’s employment and for a period of eighteen (18) months, plus one (1) month for each completed year of employment, not to exceed a maximum period of twenty-four (24) months, following the termination of Executive’s employment with the Company for any reason (“Restricted Period”), Executive shall not, either directly or indirectly, within the United States of America or in any country of the world that the Company sells, imports, exports, assembles, packages or furnishes its products, articles, parts, supplies, accessories or services or is causing them to be sold, imported, exported, assembled, packaged or furnished through related entities, representatives, agents, or otherwise:
     (i) solicit or induce, or attempt to solicit or induce, any employee of the Company, current or future, to leave or cease their relationship with the Company, for any reason whatsoever, or hire any current or future employee of the Company; or
     (ii) solicit or attempt to solicit the Company’s existing or prospective customers to purchase services or products that are competitive with those manufactured, designed, programmed, serviced, repaired, rented, marketed, offered for sale and/or under any stage of development by the Company as of the date of Executive’s separation from the Company. For purposes of this Agreement, existing customers shall mean those persons or firms that the Company has made a sale to in the twelve (12) months preceding Executive’s separation from employment; and prospective customers shall mean those persons or firms that the Company has solicited and/or negotiated to sell the Company’s products, articles, parts, supplies, accessories or services to within the twelve (12) months preceding Executive’s separation from the Company.
          (b) Executive acknowledges that Company conducts its business on an international level and has customers throughout the United States and many other countries, and that the geographic restriction on solicitation is therefore fair and reasonable.
          (c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit (i) Executive’s general advertising for personnel not specifically targeting any employee or other personnel of the Company, (ii) Executive’s hiring of any such employee or other personnel responding to such general advertising, or (iii) Executive’s hiring of an employee of the Company who served as his personal assistant or secretary prior to his termination of employment with the Company.
     2. Confidential Information.
          (a) For purposes of this Agreement, “Confidential Information” includes any and all information and trade secrets, whether written or otherwise, relating to Company’s business, property, products, services, operations, sales, prospects, research, customers, business relationships, business plans and finances; provided, that “Confidential Information” shall not include any such information or trade secrets that are currently or become publicly available or a matter of public knowledge or domain through no act or omission by Executive.
          (b) Executive acknowledges that while employed at Company, Executive will have access to Confidential Information. Executive further acknowledges that the Confidential Information is of great value to Company and that its improper disclosure will cause Company to suffer damages, including loss of profits.
          (c) Except in connection with and in furtherance of Executive’s official duties with and on behalf of Company, Executive shall not at any time, during his employment and thereafter, or in any manner use, copy, disclose, divulge, transmit, convey, transfer or otherwise communicate any Confidential Information to any person or entity, either directly or indirectly, without the Company’s prior written consent. Notwithstanding the foregoing, nothing herein shall prohibit Executive from responding to a lawful and valid subpoena or other legal process seeking the disclosure of Confidential Information, but shall give Company the earliest possible notice thereof and shall make available to Company and its counsel the documents and other information sought.
          (d) Executive agrees, upon employment with Company, not to disclose to Company any confidential information or trade secrets of former employers or other entities Executive has been associated with.
     3. Covenant Not to Compete. During the Restricted Period, Executive agrees that he will not, either directly or indirectly, within the United States of America or in any country of the world that the Company or one of its dealers or franchisees sells Consumer Electronic Products (as hereinafter defined) at retail, own, manage, operate, join, control, be employed by, be a consultant to, be a partner in, be a creditor of, engage in joint operations with, be a stockholder, officer or director of any corporation, sole proprietorship or business entity of any type, or participate in the ownership, management, direction, or control or in any other manner be connected with, any business selling Consumer Electronic Products at retail, the revenue from the sale of which products, at the time of Executive’s engaging in such conduct, constitute more than 25% of such business’ annual revenues (and for such purpose, the businesses of Wal-Mart and its affiliate, Sam’s Club, shall each be deemed to exceed 25% of their respective revenues to the extent that they otherwise do not so exceed that threshold percentage) and are competitive with such products sold by the Company, except as a stockholder owning less than five percent (5%) of the shares of a corporation whose shares are traded on a stock exchange or in the over-the-counter market by a member of the National Association of Securities Dealers. “Consumer Electronic Products” are those type of products sold at the retail level to the ultimate customer as are advertised by the Company. The manufacture of Consumer Electronic Products or the sale of Consumer Electronic Products at levels of distribution other than the retail level is not considered a violation of this covenant.
     4. Ownership of Intellectual Property Rights.
          (a) The provisions of this Agreement reserve to Executive rights in certain Intellectual Property (defined below). No provision of this Agreement is intended to require assignment of any rights in any Intellectual Property: (i) made or conceived outside the scope of the Executive’s employment; and (ii) developed entirely on the Executive’s own time; and (iii) for which no equipment, supplies, facility or information of the Company was used; and (iv) not resulting from any work performed for the Company; and (v) not related to: (A) the business of the Company, its subsidiaries or affiliates; or (B) the Company’s, its subsidiary’s or affiliate’s actual and demonstrably anticipated research or development.
          (b) Except as otherwise provided in Section 4(a), Executive hereby assigns, transfers, and conveys to the Company his entire right, title, and interest in the United States and all foreign countries in any and all Intellectual Property which Executive has made or conceived or may make or conceive, related to the business of the Company, its subsidiaries or affiliates or within the scope of his employment, whether as a sole inventor or originator or as a joint inventor or originator with another or others, whether made within or out of the usual working hours or upon the premises of the Company or elsewhere, during his employment by the Company. Executive acknowledges that the copyrights in Intellectual Property made by him within the scope of his employment belong to the Company by operation of law. Executive understands that “Intellectual Property” is defined to include, but is not limited to, information of a technical or a business nature such as ideas, discoveries, inventions, improvements, trade secrets, know-how, machines, manufacturing processes, product designs, formulae, theses, books, computer programs, drawings, lectures, illustrations, photographs, writings and other works of authorship, customer lists, sales, profits, financial figures, marketing plans, business methods and the like.
          (c) Executive agrees and declares that set forth on the attached Schedule is a complete and accurate list of all ideas, designs, inventions, improvements, discoveries and developments (hereinafter referred to as “Inventions”) patented or not, if any, including a brief description thereof or titles and dates of documents describing them, which Executive made before his employment by the Company and which are excluded from the operation of this Agreement.
          (d) During and after Executive’s employment, at the request and expense of the Company or its nominees, and for no remuneration except that due him pursuant to his employment by the Company, but at no expense to Executive, Executive agrees to execute, acknowledge, make and deliver to the Company, its nominees, agents or attorneys any and all documents which in the judgment of the Company, its nominees, agents or attorneys may be necessary or desirable to invest in or secure or maintain for the benefit of the Company adequate patent and other property rights in the United States and all foreign countries with respect to any Intellectual Property owned by or assigned to the Company under this Agreement, including: (i) United States and foreign patent and copyright applications; (ii) applications for securing, protecting or registering any property rights owned by or assigned to the Company under this Agreement, and (iii) other documents needed to obtain, secure, protect and register any property rights owned by or assigned to the Company under this Agreement. Further, Executive agrees to assist the Company, its nominees, agents or attorneys by furnishing evidence in Executive’s possession or under his control for the purpose of obtaining or enforcing such rights.
          (e) Executive agrees to disclose promptly to the Company, its nominees, agents or attorneys, any and all Intellectual Property: (i) owned by or assigned to the Company under the provisions of Section 4(b); or (ii) in which any time, equipment, supply, facility or information of the Company was used, when made or conceived, in whole or in part, by Executive and Executive agrees to make and maintain adequate and current records thereof.
          (f) Except as otherwise provided in Section 4(a), Executive agrees that any and all Inventions made or conceived by him within one (1) year following termination of his employment with the Company shall be owned by or assigned to the Company under the provisions of Section 4(b), unless proven by Executive to have been made or conceived after such termination.
     5. Return of Property. Upon termination of Executive’s employment with the Company, or at any other time the Company may request, Executive shall, to the extent in his possession or under his control, promptly turn over to the Company, its nominees, agents or attorneys, all: (a) models, prototypes, photographs, notes, memorandums, tapes, notebooks, drawings, records, products, equipment, parts, documents, and the like, whether prepared by Executive or others, relating to Intellectual Property, and any work done for the Company related thereto; (b) Confidential Information, whether generated by Executive or others; and (c) other property of the Company, it being acknowledged that all such items are the sole property of the Company. Notwithstanding anything herein to the contrary, Executive may retain his personal rolodex, personal files, phone book and similar items; provided, that such items are retained solely for personal use and are not disclosed to anyone other than Executive and his legal, tax and financial advisors.
     6. Injunctive Relief; Damages. Executive acknowledges that any breach of this Agreement will cause irreparable injury to Company and that money damages alone would be inadequate to compensate it. Upon a breach or threatened breach by Executive of any of this Agreement, the Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction or other relief restraining Executive from such breach without posting a bond. Subject to the dispute resolution provisions of the Employment Agreement, nothing herein shall be construed as prohibiting Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Executive.
     7. Executive and Company Representations.
          (a) In reliance on the Company’s representation and warranty set forth in Section 7(b), Executive represents and warrants to the Company that Executive is not now under any obligation to any person, firm or corporation and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair in any way, the performance by Executive of any of the covenants hereunder or Executive’s duties in his employment by the Company.
          (b) For the sole purpose of Section 7(a), the Company represents and warrants to Executive that Company operates fewer than ten retail stores having an area of 50,000 or more square feet.
     8. Employment At Will. Employment by the Company is at will. As an employee at will: (a) either the Company or Executive may terminate the employment relationship at any time, with or without cause; and (b) there is no agreement, express or implied, between the Company and Executive for any specific period of employment or for continuing or long term employment. Executive agrees that Executive’s at will employment relationship may only be modified by a separate written document, signed by Executive and a corporate officer of the Company.
     9. Severability. It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible. Accordingly, if any provision of this Agreement shall prove to be invalid or unenforceable, the remainder of this Agreement shall not be affected, and in lieu, a provision as similar in terms as possible shall be added.
     10. Entire Agreement; Governing Law. This Agreement embodies the entire agreement between the Parties concerning the subject matter hereof and replaces and supersedes any prior or contemporaneous representations or agreements. This Agreement and all related obligations shall be governed by the laws of the State of Texas.
     11. Successors. This Agreement shall be binding upon Executive, Executive’s beneficiaries, heirs, executors, administrators, legal representatives, successors and assigns and anyone claiming by or through any of them. This Agreement shall inure to the benefit of and be enforceable by the successors in interest of the Company.
     12. Representation by Counsel. Executive acknowledges that he has had an opportunity to consult with independent counsel prior to executing this Agreement.
     13. Survival. Executive’s obligations under this Agreement shall survive the termination of Executive’s employment for any reason and shall thereafter be enforceable whether or not such termination is later claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed to Executive.
     14. Amendments; Waiver. This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the Parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

RADIOSHACK CORPORATION

By:	/s/ Thomas G. Plaskett

	Its:	Presiding Director

EXECUTIVE

/s/ Julian C. Day

Julian C. Day

SCHEDULE
Inventions
[List all Executive Inventions below. If blank, Executive owns no Inventions]

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